As filed with the Securities and Exchange Commission on May 22, 2014

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AXCELIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1818596
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts 01915

(Address of Principal Executive Offices and Zip Code)

2012 EQUITY INCENTIVE PLAN

(Full title of the plan)

LYNNETTE C. FALLON

Axcelis Technologies, Inc.

108 Cherry Hill Drive

Beverly, Massachusetts 01915

(617) 787-4000

(Name, address and telephone number of agent for service)

with copies to:

MATTHEW C. DALLETT

Edwards Wildman Palmer LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
Title of securities	Amount to be		maximum offering		maximum aggregate		Amount of
to be registered	registered		price per share		offering price		registration fee
Common Stock, $.001 par value	1,500,000 shares	(1)	$1.56	(2)	$2,340,000	(2)	$301.39

(1)  Includes pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may be issued upon a stock split, stock dividend, or similar transaction.

(2)  Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock, as reported by the Nasdaq Global Select market on May 15, 2014.

Statement Regarding Incorporation by Reference from Effective Registration Statement

The Registrant hereby increases the number of shares of its Common Stock, $0.001 par value per share (the “Common Stock”), registered for issuance under its 2012 Equity Incentive Plan by 1,500,000 shares.  Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-181750) filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2012 (the “Original Registration Statement”), relating to the registration of 3,800,000 shares of Common Stock authorized for issuance under the 2012 Equity Incentive Plan.  We filed an additional Registration Statement on Form S-8 with the Commission relating to the registration of 3,250,000 shares of Common Stock for issuance under the 2012 Equity Incentive Plan on May 31, 2013 (Commission File No. 333-188967).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Beverly, Massachusetts, on the 22nd day of May, 2014.

AXCELIS TECHNOLOGIES, INC.

By:	/s/ Mary G. Puma
Mary G. Puma, Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

We, the undersigned officers and directors of Axcelis Technologies, Inc., hereby severally constitute and appoint Mary G. Puma, Kevin J. Brewer, and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto) for the registration of 1,500,000 shares, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, with respect to the registration of shares under the Axcelis Technologies, Inc. 2012 Equity Incentive Plan, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary G. Puma	Director and Principal	*
Mary G. Puma	Executive Officer

/s/ Kevin J. Brewer	Principal Accounting and	*
Kevin J. Brewer	Financial Officer

/s/ R. John Fletcher	Director	*
R. John Fletcher

/s/ Arthur L. George, Jr.	Director	*
Arthur L. George, Jr.

/s/ Stephen R. Hardis	Director	*
Stephen R. Hardis

/s/ William C. Jennings	Director	*
William C. Jennings

/s/ Joseph P. Keithley	Director	*
Joseph P. Keithley

/s/ Barbara J. Lundberg	Director	*
Barbara J. Lundberg

/s/ Patrick H. Nettles	Director	*
Patrick H. Nettles

/s/ H. Brian Thompson	Director	*
H. Brian Thompson
*May 22, 2014

EXHIBIT INDEX

Exhibit
Number	Description

4.1*

Amended and Restated Certificate of Incorporation of the Registrant, as adopted May 6, 2009.  Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on May 11, 2009.

4.2*	Bylaws of the Registrant, as amended as of May13, 2014. Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Commission on May 19, 2014.

5.1	Opinion of Edwards Wildman Palmer LLP as to the legality of the shares being registered hereunder. Filed herewith.

10.1*

Axcelis Technologies, Inc. 2012 Equity Incentive Plan, as amended through May 13, 2014.  Incorporated by reference to the appendix to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on March 25, 2014.

23.1	Consent of Edwards Wildman Palmer LLP (included in the Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, registered public accounting firm. Filed herewith.

24.1	Power of Attorney (contained on the signature page hereto).

* Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference.  Exhibits filed with Forms 10-Q or 8-K of Axcelis Technologies, Inc. were filed under Commission File No. 000-30941.